Registration No. 333-217200

Filed Pursuant to Rule 433

July 5, 2019

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $FB. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $AAPL. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $AMZN. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $NFLX. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $GOOGL. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $TSLA. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $TWTR. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $BABA. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $BIDU. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

.@NYSE #FANG+ Exchange Traded Notes on the move today! Index includes $NVDA. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $FB? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $AAPL? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $AMZN? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $NFLX? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $GOOGL? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $TSLA? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $TWTR? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $BABA? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $BIDU? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

Do you trade $NVDA? Check out the MicroSectors @NYSE #FANG+ Exchange Traded Notes. $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$FB is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$AAPL is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$AMZN is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$NFLX is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$GOOGL is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$TSLA is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$TWTR is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$BABA is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$BIDU is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$NVDA is on the move today!  See how it impacts the MicroSectors @NYSE #FANG+ Exchange Traded Notes $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$FB announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$AAPL announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$AMZN announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$NFLX announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

 $GOOGL announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$TSLA announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$TWTR announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$BABA announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$BIDU announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$NVDA announces earnings next week!  How will it impact the MicroSectors @NYSE #FANG+ EXCHANGE TRADED NOTES? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$FB announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$AAPL announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$AMZN announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$NFLX announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$GOOGL announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$TSLA announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$TWTR announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$BABA announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$BIDU announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$NVDA announces earnings tomorrow!  How will it impact the MicroSectors @NYSE #FANG+ Exchange Traded Notes? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.MicroSectors.com

$FB announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$AAPL announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$AMZN announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$NFLX announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$GOOGL announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$TSLA announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$TWTR announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$BABA announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$BIDU announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$NVDA announces earnings tomorrow!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$FB announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$AAPL announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$AMZN announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$NFLX announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$GOOGL announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$TSLA announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$TWTR announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$BABA announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$BIDU announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

$NVDA announces earnings today!  Will the @NYSE #FANG+ Exchange Traded Notes be on the move? $FNGU, $FNGD, $FNGO, $FNGZ, $GNAF www.Microsectors.com

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for each of the ETN offerings to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent tollfree at 1-877-369-5412.